UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K
____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2004

EXPRESS SCRIPTS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20199	43-1420563
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

13900 Riverport Drive, Maryland Heights, MO	63043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-770-1666

No change since last report
(Former Name or Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 31, 2004, Express Scripts, Inc. (the “Company”) entered into long-term employment agreements with the following key executives: David Lowenberg, Chief Operating Officer; C. K. Casteel, Senior Vice President, Supply Chain Management; Douglas Porter, Senior Vice President, Member Services; and Agnes Rey-Giraud, Senior Vice President Research and Program Management. Each of the agreements is effective as of April 1, 2004, with the exception of Mr. Lowenberg’s agreement which is effective as of August 31, 2004. The agreement with Mr. Lowenberg replaces a previous agreement which was entered into in March 2001. Except as otherwise noted, the terms of the employment agreements are substantively identical. The employment agreements contain the following general terms:

•	Term of Employment Agreements. The initial employment period under the agreements runs from the effective date through March 31, 2007, with the exception of the agreement with Mr. Lowenberg which runs through March 31, 2006. Also, under each of the agreements, the employment period is automatically extended for successive one-year renewal periods unless either party gives timely notice of non-renewal.

•	Compensation and Benefits. Each employment agreement generally provides for: (i) the payment of an annual base salary (which may not be reduced after any increase); (ii) a guaranteed minimum annual bonus target pursuant to the terms of the Company’s bonus plan, with a bonus opportunity for each calendar year during the initial employment period of up to 200% of the executive’s guaranteed minimum annual bonus in the event the Company achieves certain “stretch” financial and work plan goals; (iii) an option grant under the Company’s 2000 Long Term Incentive Plan (the “LTIP”), scheduled to vest in full on December 31, 2010, but subject to accelerated vesting upon the achievement of certain financial goals; (iv) a restricted stock award under the LTIP, scheduled to vest in full on August 31, 2014 (except for Mr. Lowenberg, for whom vesting would occur on August 31, 2011), but subject to accelerated vesting upon the achievement of certain financial goals; (v) participation in Company employee benefit plans (other than bonus and incentive plans) on the same basis as such plans are generally made available to similarly situated senior executives of the Company; (vi) such perquisites and fringe benefits to which similarly situated executives of the Company are entitled and which are suitable for the executive’s position and reimbursement of reasonable business expenses; (vii) for Mr. Lowenberg only, the crediting of a deferred bonus of $600,000 (to be credited in two annual installments of $300,000 each) to Mr. Lowenberg’s account in the Company’s Executive Deferred Compensation Plan (the “EDCP”), subject to the terms and conditions of the EDCP, which bonus generally vests at the end of Mr. Lowenberg’s initial employment period under the employment agreement, subject to certain exceptions; and (viii) for Mr. Lowenberg only a one time bonus in the amount necessary to provide his annual salary set forth below retroactively to January 1, 2004. The specific compensatory amounts and grants for each of the executives under the employment agreements are as follows:

Executive	Initial Annual Base Salary	Guaranteed Minimum Annual Bonus Target (expressed as a percentage of annual base salary)	Number of Shares Subject to Option Grant	Number of Shares Subject to Restricted Stock Award
David Lowenberg	$450,000	70%	17,554	14,451
C.K. Casteel	$275,000	51%	8,777	10,537
Douglas Porter	$250,000	50%	6,583	10,537
Agnes Rey-Giraud	$260,000	50%	8,777	10,537

•	Benefits Upon Termination of Employment Prior to Expiration of Employment Period. Each employment agreement provides for the provision and forfeiture of certain benefits if the executive’s employment is terminated prior to the expiration of the employment period (including any renewal period in effect). In general, if the executive’s employment is terminated prior to expiration of the employment period, the executive is not entitled to receive any further payments or benefits which have not already been paid or provided (including any unvested portion of the option grant, deferred bonus, or restricted stock award) except as follows:

–	The executive will be entitled to: (i) the executive’s annual base salary through the termination date; (ii) any annual bonus earned for a previously completed fiscal year but unpaid as of the termination date; (iii) reimbursement of any unreimbursed business expenses properly incurred by the executive; and (iv) any employee benefits that the executive would be entitled to under the employee benefit plans of the Company;

–	If the executive’s employment is terminated by the Company other than for Cause or Disability, or by the executive for Good Reason (as those terms are defined in the agreement), the executive is entitled to receive: (i) a severance benefit equal to 18 months of the executive’s base salary plus a specified portion of the executive’s bonus potential for the year based on the average percentage of the potential earned for the three prior years (not to exceed 100%); (ii) reimbursement for the cost of continuing medical insurance under COBRA for 18 months after termination of employment; (iii) if termination of employment occurs prior to the end of the executive’s initial employment period under the agreement, a pro rata portion of 50% of the restricted stock award (83% of the restricted stock award for Mr. Lowenberg) based on the number of days worked during the initial employment period); (iv) for Mr. Lowenberg only, if termination of employment occurs prior to the end of the executive’s initial employment period under the agreement, a pro rata portion of the deferred bonus;

–	If the executive’s employment terminates on account of disability or retirement (i.e., voluntary retirement on or after age 59 ½ but not within 90 days after a change in control (as defined in the employment agreements) of the Company) prior to the end of the executive’s initial employment period under the agreement, the executive generally is entitled to receive: (i) a pro rata portion of 50% of the restricted stock award (other than Mr. Lowenberg for whom vesting of the restricted stock would not accelerate solely as a result of his retirement), and (ii) for Mr. Lowenberg only, a pro rata portion of the deferred bonus.

–	If the executive’s employment terminates on account of death prior to the end of the executive’s initial employment period under the agreement, the executive generally is entitled to receive: (i) 50% of the restricted stock award (83% of the restricted stock award for Mr. Lowenberg), and (ii) for Mr. Lowenberg only, a pro rata portion of the previously credited installment(s) of the deferred bonus.

–	The executive’s rights with respect to the stock option granted under the employment agreement are generally governed by the terms and provisions of the 2000 LTIP. However, each employment agreement provides that stock options granted thereunder shall not vest or otherwise become exercisable solely as a result of the executive’s retirement.

–	With respect to Mr. Lowenberg’s agreement only, if a change in control (as defined in the agreement) of the Company occurs prior to the end of the initial employment period under the agreement, Mr. Lowenberg, in certain instances, is afforded different rights with respect to the deferred bonus as follows: (i) if Mr. Lowenberg remains employed for 90 days following the change in control, he obtains a vested right to receive 50% of the deferred bonus, with the remaining 50% otherwise eligible for vesting pursuant to the terms of the employment agreement; and (ii) if Mr. Lowenberg is terminated by the Company other than for cause or disability (as defined in the agreement) or Mr. Lowenberg terminates his employment for Good Reason (as defined in the agreement) within 90 days prior to the change in control or after the change in control but prior to the expiration of the initial employment period, he obtains a vested right to receive the entire deferred bonus.

•	Restrictive Covenants. If an executive’s employment is terminated prior to expiration of the employment period (including any renewal period in effect) for any reason, the executive is prohibited from competing against the Company for 18 months after such termination. If termination of employment occurs solely as a result of expiration of the employment agreement, the executive is prohibited from competing for one year after such termination. Each executive is also subject to certain non-solicitation, confidentiality and non-disparagement limitations. Entitlement to the severance benefit and the deferred bonus described above (including any prorated portion) is contingent upon compliance with these restrictive covenants.

•	Tax Indemnification. In the event that any amount or benefit paid or distributed to the executive pursuant to the employment agreement, taken together with any amounts or benefits otherwise paid or distributed to the executive by the Company pursuant to any other arrangement or plan (collectively, the “Covered Payments”), would result in the executive’s liability for the payment of an excise tax under Section 4999 of the Internal Revenue Code (or any similar state or local tax) (collectively, the “Excise Tax”), the Company will make a “gross-up” payment to the executive to fully offset the Excise Tax provided the aggregate present value of the Covered Payments is equal to or exceeds 125% of the maximum total payment which could be made to the executive without triggering the Excise Tax. If the aggregate present value of the Covered Payments, however, exceeds such maximum amount, but is less than 125% of such maximum amount, then the Company may, in its discretion, reduce the Covered Payments so that no portion of the Covered Payments is subject to the Excise Tax, and no gross-up payment would be made.

Item 1.02 Termination of Material Definitive Agreement

        In connection with entering into the new employment agreement with Mr. Lowenberg described in Item 1.01 above, the Company and Mr. Lowenberg terminated, effective as of August 31, 2004, the prior Executive Employment agreement entered into on March 15, 2001 between the Company and Mr. Lowenberg. A brief description of the terms and conditions of such employment agreement was provided in the Company’s Proxy Statement on Schedule 14A filed on April 16, 2004, which description is incorporated herein by reference. The Company did not incur any early termination penalties in connection with the termination of such employment agreement.

_________________

Item 5.02(d) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On July 28, 2004, the Company elected Maura Breen as a new member of the Board of Directors. Ms. Breen has not yet been named to any committees of the Board of Directors.

Item 7.01 Regulation FD Disclosure

        On August 25, 2004, the Company issued a press release announcing the election of Maura Breen to the Board of Directors. The press release is attached hereto as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS, INC.
Date: September 7, 2004	By: /s/ Barrett A. Toan
Barrett A. Toan
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 25, 2004